UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 21, 2025

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey, 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 799-8599

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 21, 2025, Tonix Pharmaceuticals Holding Corp. (the “Company”) amended its Sales Agreement with A.G.P./Alliance Global Partners, dated as of June 11, 2025 (as amended, the “Sales Agreement”), to allow for an increase to the maximum aggregate offering price of shares issuable under the Sales Agreement (the “Amendment”).

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 1.01 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 8.01.	Other Events.

The Company increased the maximum aggregate offering price of the shares issuable under the Sales Agreement from $150,000,000 to $400,000,000. A copy of the legal opinion as to the legality of the shares issuable under the Sales Agreement is filed as Exhibit 5.01 attached hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
1.01 5.01 23.01 104

Amendment No. 1 to Sales Agreement, dated November 21, 2025

Opinion of Brownstein Hyatt Farber Schreck, LLP

Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.01)

Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: November 21, 2025	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer